UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

POTNETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-55969	46-5470832
(State of Incorporation)	(Commission File Number)	IRS Employer ID No.

3531 Griffin Road Ft. Lauderdale, Florida 33312 (Address of Principal Executive Offices)
(800) 433-0127 (Registrant's Telephone Number including Area Code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective as of September 12, 2019, the Board of Directors of PotNetwork Holdings, Inc., a Colorado corporation (the "Company" or the “Registrant”), appointed Kevin Hagen, Chief Executive Officer and President of the Company, a member of the Board of Directors of the Registrant. Gary L. Blum, the prior sole existing member of the Board of Directors of the Registrant, remains as a member of the Board of Directors and as Chairman of its Board of Directors.

Mr. Hagen is also the controlling shareholder of the Registrant, holding 20,742 shares of the Registrant’s Series A Preferred Stock or 60.4% out of the issued and outstanding shares of the Registrant’s Series A Preferred Stock as of September 12, 2019; and 27,750,000 shares of the Registrant’s restricted common stock, or 3.95% of the issued and outstanding shares of the Registrant’s common stock.

Biography

Kevin Hagen, 50, has been the Chief Executive Officer of PotNetwork Holdings, Inc. since October 25, 2018, and previously since its inception has been the President of First Capital Venture Co., the parent of Diamond CBD, Inc. Mr. Hagen is a practicing attorney with Hagen & Hagen, P.A. with more than 24 years of experience. He is also a member of the Florida Bar Association as well as a certified Florida Supreme Court mediator and qualified arbitrator. He completed his Bachelor of Science from the University of Florida with honors and received his Juris Doctor from Nova Southeastern University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PotNetwork Holdings, Inc. (the “Registrant”) a Colorado corporation

DATE: September 16, 2019	By:	/s/ Kevin Hagen
Name: Kevin Hagen
Title: Chief Executive Officer

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